Exhibit T3N

Cherry Semiconductor Corporation

Action by Written Consent of the Shareholders

April, 3, 2000

The undersigned, being the sole shareholder of Cherry Semiconductor Corporation, a Rhode Island corporation (the “Corporation”), hereby consent to and adopt the following vote:

VOTED:	That Article IV of the Bylaws of the Corporation be amended to read as follows:

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by the board of directors.

Section 2. Number. The number of directors shall be not less than one nor more than five. The number constituting the initial board shall be three. Thereafter, within the limits above specified, the number of directors shall be fixed by vote of the board of directors or by the shareholders at the annual meeting. If pursuant to the foregoing authority, the board of directors shall decrease the number of directors, such decrease shall not be effective with respect to the terms of directors then holding office until the next annual meeting of shareholders.

Section 3. Election and Term. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 5 of this Article, and each director elected shall hold office until the next annual meeting of the shareholders and thereafter until his successor is elected and qualified (unless there shall be no successor as a result of a decrease in the number of the board of directors), Any or all of the directors may be removed with or without cause by vote of the shareholders, and any director may be removed for cause by vote of the board of directors. Directors need not be shareholders of the Corporation or residents of the State of Rhode Island,

Section 4. Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Rhode Island. The first meeting of each newly elected board of directors shall be held at such time and place as shall be specified in a notice delivered as hereinafter provided for special meetings of the board of directors, or as shall be specified In a written waiver signed by all of the directors. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the president on two days’ notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Meetings of the directors may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meeting.

Section 5. Vacancies. Any vacancy occurring In the board of directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 6. Quorum. At all meetings of the board of directors, a majority of the number of directors fixed pursuant to Section 2 of this Article shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum Is present shall be the act of the board of directors, unless the act of a greater number is required by the Act or by the articles of Incorporation.

Section 7. Directors’ Consent Vote. Any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of such committee, as the case may be.

Section 8. Committees of Directors. The board of directors may, by vote passed by a [majority] of the whole board. designate one or more committees, including an executive committee, each committee to consist of two or more of the directors of the Corporation, The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as provided by the’ Act, any such committee, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

Section 9. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings,

This writing shall be flied with the records of the meetings of the shareholders of the Corporation and shall for all purposes be treated as action taken and votes adopted at a meeting of the shareholders duly calved, noticed and held.

Redbird Acquisition Corp.

By:	/s/ George Cave
Secretary

BY LAWS OF

MICRO COMPONENTS COMPANY, INC.

ARTICLE I

IDENTIFICATION

Section 1.01. Name.

The name of the corporation is Micro Components Company, Inc.

Section 1;02. Registered. Office and Registered Agent.

The address, of the registered office of the corporation is 1122 Industrial Bank Building, Providence, Rhode Island; and the name of the registered agent at this address is Charles S. Sokoloff. The corporation may change its registered office or registered agent or both upon filing in the office of the Secretary of State of the State of Rhode Island a statement as prescribed by Section 7-1.1-12 of the Rhode Island business corporation act.

Section 1.03. Seal.

The seal of the corporation shall be circular in form and-mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words Micro Components Company, Inc. In the center of the seal shall appear the words “Incorporated Rhode Island” and “1973”.

Section 1.04. Fiscal Year.

The fiscal year of the corporation shall begin on the first day of November in each year and end on the last day of October in the following year.

ARTICLE II

CAPITAL STOCK

Section 2.01. Consideration for Shares.

The capital stock may be issued for such consideration, expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by a majority of the shareholders. Treasury shares may be disposed of by the corporation for such consideration expressed in dollars as may be fixed from time to time by a majority of the shareholders.

Section 2.02. Payment for Shares.

The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the corporation. In the absence of fraud in the transaction, the judgment of a majority of shareholders as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

Section 2.03. Certificates Representing Shares.

Each holder of the capital stock of the corporation shall be entitled Co a certificate signed by the president or a vice-president and the secretary of the corporation, and sealed with the seal of the corporation, certifying the number of shares owned by him in the corporation. This certificate shall be in the following form:

(Form for Face of Certificate)

INCORPORATED UNDER THE LAWS OF THE

STATE OF RHODE ISLAND

Number	Shares

THIS CERTIFIES THAT

is the owner of

sharps of the capital stock of

MICRO.COMPONENTS COMPANY, INC.

(A. Close Corporation pursuant Co Section 7-1.1-51 of the General Laws of the State of Rhode Island, 1956, as amended.)

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney an surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate seal to be hereto affixed at                    this        day of            , 197    .

(Corporate Seal)

President	Secretary

(Form for Endorsement on Back of Certificate)’

FOR VALUE RECEIVED,                             hereby sell, assign, and transfer unto                                                         Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                             to transfer this stock on the books of the within named Corporation with full power of substitution in the premises.

Dated                             197

In the presence of

Section 2.04. Transfer of Stock.

The corporation shall register a transfer of stock certificate presented to it for transfer if:

(a).	Endorsement. The Certificate is properly endorsed by the registered holder or by his duly authorized attorney;

(b).	Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the corporation.

(c).	Adverse Claims. The corporation of any adverse claims or has .discharged inquire into any such claims;

(d).	Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes; and

(e).	Restriction on Transfer. The transfer is made in compliance with any provisions restricting transfer approved by the shareholders and endorsed on the certificate.

Section 2.05. Lost, Stolen, or Destroyed Certificates.

The corporation shall issue a new stock certificate in the place of any certificate previously issued where the holder of record of the certificate:

(a).	Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

(b).	Timely Request. Requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

(c).	Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation, the Transfer Agent, and Registrar against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d).	Other Requirements. Satisfies any other reasonable requirements imposed by the corporation.

When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder .of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

Section 2.06. Fixing Record Date.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, a majority of shareholders may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that a majority of the shareholders may fix a new record date for the adjourned meeting.

Section 2.07. Registered Stockholders.

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not is shall have express or other notice thereof, except as otherwise provided by the laws of Rhode Island.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 3.01. Place of Meetings.

Meetings of the shareholders of the corporation shall be held at 1122 Industrial Bank Building, Providence, Rhode Island or at such other place either within or without the State of Rhode as shall be specified in the notice of said meeting.

Section 3.02. Annual Meeting.

The annual meeting of the shareholders shall be held on the second Thursday in December of each year, if this day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

Section 3.03. Special Meetings.

Special meetings of the shareholders may be called by the president or the holders of not less than one-tenth of all the shares entitled to vote, at the meeting.

Section 3.04. Notice of Meetings — Waiver.

Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten, nor more than fifty, days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. .Waiver by a shareholder in writing of notice of a shareholders’ meeting, signed by him, whether before or after the time of the meeting, shall, be equivalent to the giving of such notice. Attendance by a shareholder, whether in person or by proxy, without objection to the notice, at a shareholders’ meeting shall constitute a waiver of notice of the meeting.

Section 3.05. Quorum.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 3.06. Proxies.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section. 3.07. Action Without a Meeting.

Any action required or permitted to be taken at a meeting of the shareholders of the corporation, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by such shareholders as would be entitled to cast the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present. Such consent shall have the same effect for all purposes as if action had been taken at a meeting of shareholders. Prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held.

ARTICLE IV

NO BOARD OF DIRECTORS

There shall be no Board of Directors. The Shareholders acting by majority vote shall have general control and management of all the business and property of the corporation and may exercise all powers of the corporation and do all lawful actions and things consistent and permitted by the common or statutory law of the State of Rhode Island, the Articles of Incorporation and these By-Laws.

ARTICLE V

THE OFFICERS

Section 5.01. Officers.,

The officers shall consist of the president, a vice-president, a secretary, and a treasurer, and such other officers as may be deemed necessary and elected or appointed by the shareholders. Any two or more principal offices may be held by the same person except the offices of president and secretary.

Section 5.02. Election, Term of Office, and Qualification.

The officers shall be elected by the shareholders at their annual meeting or as soon thereafter as conveniently possible. Each officer shall hold office until his successor is chosen and qualified his death, his resignation, or his removal, whichever event shall first occur. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.03. Removal.

Any officer or agent may be removed at any time by majority vote of the shareholders of the corporation entitled to vote at any meeting of shareholders held for that purpose.

Section 5.04. Resignations.

Any officer or agent may resign at any time by giving written notice to the president or secretary. The resignation shall take effect at the time specified in the notice, and, unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

Section 5.05. Vacancies.

Any vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these by-laws for election or appointment to the office.

Section 5.06. The President.

The president shall have active executive management of the operations of the corporation. He shall, in general, perform all duties incident to the office of president.

Section 5.07. The Vice-President.

The vice-president shall have such powers and perform such duties as the shareholders prescribe or as the president may delegate to him. In case of the death of the president, or in the event of his absence or inability to act, the vice-president may temporarily act in the president’s place until a new president is elected in the manner prescribed in these by-laws.

Section 5.08. The Secretary.

The secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareholders; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the records and of the seal of the corporation and shall see that the seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; and, in general, shall perform all duties as may be assigned to him by the president.

Section 5.09. The Treasurer.

The treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may front time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other despositary to be designated by the shareholders and shall keep this bank account in the name of the corporation. He shall furnish, whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as these by-laws may provide. The treasurer may be required to furnish bond in such amount as shall be determined by the shareholders.

ARTICLE VI

SPECIAL CORPORATE ACTS

Section 6.01. Negotiable Instruments, Deeds, and Contracts.

All checks, drafts, notes, bands, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation, shall, unless otherwise directed by a majority of shareholders, or unless otherwise required by law, be signed by the president or by any two of the following persons who are different persons: vice-president, secretary, or treasurer. A majority of shareholders may, however, designate officers or employees of the corporation, other than those named above who may, in the name of the corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders’ meeting of the other corporation by the president of the corporation, if he be present, or in his absence, by the vice-president of the corporation, if he be present; and in the event both the president and vice-president shall be absent, then by such person as the president of the corporation shat by duly executed proxy, designate to represent the corporation at such shareholders’ meeting.

ARTICLE VII

INDEMNIFICATION

Section 7.01. Third-party Actions.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an officer, employee or agent of the corporation or a stockholder purporting to act on behalf of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect of any criminal action or proceeding as to which such person shall have been adjudged to be guilty unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that despite adjudication of guilt, in view of all of the circumstance of the case, such person is entitled to indemnity for such expenses or fines which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 7.02. Actions by or in the Right of the Corporation.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an officer, employee or agent of the corporation or a stockholder purporting to act on behalf of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses (including attorneys’ fee actually and reasonably incurred by him in connection with the defer or settlement of such action or suit if he acted in good faith and a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper.

Section 7.03. Successful defense.

To the extent that an officer, employee or agent of the corporation or a stockholder purporting to act on behalf of the corporation, shall be successful on the merits or otherwise in defense, of any action, suit or proceeding referred to in Sections 7.01 and 7.02, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 7.04. Determination of proper conduct.

Any indemnification under Sections 7.01 and 7.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, employee, agent or stockholder is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.01 and 7.02. Such determination shall be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, Suit or proceeding.

Section 7.05. Advance Payment and Repayment.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorize in the manner provided in, Section 7.04 upon receipt of an undertaking by or on behalf of the officer, employee, agent or stockholder to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

Section 7.06. Nonexclusivity of Article.

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer, employee, agent or stockholder and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.07. Liability Insurance.

The shareholders may authorize the corporation to purchase and maintain insurance on behalf of any person who is or was an officer, employee, agent or stockholder of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision o this Article but such insurance shall only cover a stockholder to the extent he purports to act on behalf of the corporation.

ARTICLE VIII

AMENDMENTS

These By-Laws may be altered or amended by vote of a majority of the shareholders entitled to vote at any annual or special meeting of the shareholders, provided that notice of such meeting shall contain a statement of the substance of the proposal alteration or amendment. A shareholder may, however, waive notice of any such meeting.